Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below have the same meaning as terms defined and included elsewhere in this current report on Form 8-K.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the PIPE Transaction.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the audited historical consolidated balance sheet of Northern Star as of March 31, 2021 with the audited historical consolidated balance sheet of BARK as of March 31, 2021, giving further effect to the Business Combination and the PIPE Transaction, as if they had been consummated as of March 31, 2021.

The following unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 combines the audited historical consolidated statement of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021, and the audited historical consolidated statement of operations of BARK for the year ended March 31, 2021, giving effect to the Business Combination and the PIPE Transaction as if they had been consummated on April 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical audited consolidated financial statements of Northern Star as of March 31, 2021 and for the period from July 8, 2020 (inception) through March 31, 2021 and the related notes included elsewhere in this current report on Form 8-K;

•	the historical audited financial statements of BARK as of and for the year ended March 31, 2021 and the related notes included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial data below reflects the 2,728,989 shares of the outstanding Northern Star common stock that were redeemed, resulting in an aggregate payment of $27.3 million out of the trust account, at an redemption price of $10.00 per share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	Historical	Historical
	(A) Northern Star	(B) BARK	Transaction Accounting Adjustments			PIPE Financing Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$307	$38,278	$245,480	5(d	)	$193,975	5(k	)	$429,098
			(602)	5(c	)
			(4,502)	5(g	)
			(27,290)	5(j	)
			(16,548)	5(i	)
Account receivable—net	—	8,927	—			—			8,927
Prepaid expenses and other current assets	26	7,409	—			—			7,435
Inventory	—	77,454	—			—			77,454
Deferred offering costs	—	—	—			—			—

Total current assets	333	132,068	196,538			193,975			522,914
Property and equipment, net	—	13,465	—			—			13,465
Intangible assets, net	—	2,070	—			—			2,070
Cash and marketable securities held in trust account	254,382		(8,902)	5(b	)	—			—
			(245,480)	5(d	)
Other non-current assets	—	3,260	—			—			3,260

Total assets	$254,715	$150,863	$(57,844)			$193,975			$541,709

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$50,501	$—			$—			$50,501
Accrued and other current liabilities	602	44,605	(345)	5(g	)	—			43,761
			(602)	5(c	)
			(499)	5(i	)
Deferred revenue	—	27,177							27,177

Total current liabilities	602	122,283	(1,446)			—			121,439
Deferred underwriting fee payable	8,902	—	(8,902)	5(b	)	—			—
Warrant liabilities	41,473								41,473
Long-term debt	—	115,729	(4,993)	5(f	)	—			110,736
Other long term liabilities	—	11,834	(4,883)	5(f	)	—			6,951

Total liabilities	50,977	249,846	(20,224)			—			280,599

Northern Star Class A common stock, subject to possible redemption	198,738		(171,448)	5(e	)	—			—
			(27,290)	5(j	)
Redeemable Convertible Preferred Stock
BARK Series Seed convertible preferred stock		1,897	(1,897)	5(h	)				—
BARK Series A convertible preferred stock		4,948	(4,948)	5(h	)				—
BARK Series B convertible preferred stock		10,285	(10,285)	5(h	)				—
BARK Series C convertible preferred stock		34,585	(34,585)	5(h	)				—
BARK Series C-1 convertible preferred stock		8,272	(8,272)	5(h	)				—

Stockholders’ equity (deficit):
Northern Star preferred stock	—		—			—			—
Northern Star Class A common stock	1		1	5(a	)	2	5(k	)	16
			12	5(h	)	—
Northern Star Class B common stock	1		(1)	5(a	)	—			—
BARK common stock	—	—	—	5(h	)	—			2
			—	5(f	)
			2	5(e	)
Treasury stock, at cost	—	(4,764)	4,764	5(h	)	—			—
Additional paid-in capital	34,636	25,748	25,573	5(h	)	193,973	5(k	)	449,031
			171,446	5(e	)
			11,219	5(f	)
			(2,064)	5(g	)

			(11,500)	5(i	)
Accumulated deficit	(29,638)	(179,954)	(1,343)	5(f	)	—			(187,939)
			29,637	5(h	)
			(2,092)	5(g	)
			(4,549)	5(i	)

Total stockholders’ equity (deficit)	5,000	(158,970)	221,105			193,975			261,110

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$254,715	$150,863	$(57,844)			$193,975			$541,709

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2021

(in thousands, except share and per share amounts)

	Historical
	(A) Northern Star	(B) BARK	Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue	$—	$378,604	$—			$378,604
Cost of revenue	—	152,664	—			152,664

Total gross profit	—	225,940	—			225,940
Operating expenses:
General and administrative	—	179,510	6,643	6(e	)	186,153
Advertising and marketing	—	67,029	—			67,029
Formation and operating costs	1,596	—	—			1,596

Total operating expenses	1,596	246,539	6,643			254,778

Loss from operations	(1,596)	(20,599)	(6,643)			(28,838)
Other income (expense), net:
Interest expense		(10,923)	596	6(a	)	(9,397)
			925	6(a	)
			5	6(a	)
Interest earned on marketable securities held in Trust Account	32	—	(32)	6(d	)	—
Transaction costs incurred in connection with warrant liabilities	(511)					(511)
Loss on warrant liabilities	(27,563)		—			(27,563)
Other income (expense), net	—	131	935	6(b	)	(277)
			(1,343)	6(c	)

Total other income (expense), net	(28,042)	(10,792)	1,086			(37,748)

Net loss	$(29,638)	$(31,391)	$(5,557)			$(66,586)

Net loss per share attributable to common stockholders - basic and diluted	$(4.56)	$(5.93)				$(0.41)

Weighted average common shares used to compute net loss per share attributable to common stockholders - basic and diluted	6,498,571	5,295,722	154,115,602	6(f	)	160,614,173

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger

The board of directors of Northern Star Acquisition Corp., a Delaware corporation (“Northern Star”), unanimously approved the Agreement and Plan of Reorganization, dated as of December 16, 2020 (the “Merger Agreement”), by and among Northern Star, NSAC Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Northern Star (“Merger Sub”), and Barkbox, Inc., a Delaware corporation (“BARK”), pursuant to which Merger Sub merged with and into BARK, with BARK surviving as a wholly owned subsidiary of Northern Star and the securityholders of BARK becoming securityholders of Northern Star (the “Merger”). We refer to the Merger and the other transactions contemplated by the Merger Agreement as the “Business Combination” and the “PIPE Transaction”.

Pursuant to the Merger Agreement, each share of BARK’s common and preferred stock issued and outstanding immediately prior to the effective time of the Merger (including each share of BARK’s common stock issued as a result of the conversion of certain of BARK’s convertible promissory notes, as more fully described in this current report on Form 8-K) was automatically converted into the right to receive a number of shares of Northern Star common stock equal to the Exchange Ratio. The “Exchange Ratio” is the quotient obtained by dividing 150,000,000 by the fully-diluted number of shares of BARK’s common stock outstanding immediately prior to the effective time of the Merger (as determined in accordance with the Merger Agreement and more fully described elsewhere in this current report on Form 8-K). The Exchange Ratio was 8.7426 at the effective time of the Merger.

Each of the options to purchase shares of BARK’s common stock, whether or not exercisable and whether or not vested, and each of the warrants to purchase BARK’s common and preferred stock, in each case that was outstanding immediately prior to the effective time of the Merger, was assumed by Northern Star and converted into an option or warrant, as the case may be, to purchase a number of shares of Northern Star common stock equal to the number of shares of BARK’s common stock subject to such option or warrant immediately prior to the effective time (or the number of shares of common stock issuable upon conversion of the preferred stock subject to such warrant) multiplied by the Exchange Ratio, at an exercise price equal to the exercise price immediately prior to the effective time divided by the Exchange Ratio.

BARK’s outstanding convertible promissory notes issued in 2019 and 2020 (the “2019 Convertible Promissory Notes” and “2020 Convertible Promissory Notes”, respectively) were converted into shares of BARK’s common stock immediately prior to the effective time of the Merger in accordance with their original terms. All shares of BARK’s common stock issued upon such conversion were entitled to receive shares of Northern Star common stock in the Merger as described above. BARK’s 5.50% convertible senior secured notes due 2025 (the “2025 Notes”) issued under an indenture with U.S. Bank National Association were assumed by Northern Star at the effective time and became convertible at the election of the holders into shares of Northern Star common stock.

In connection with the execution of the Merger Agreement, Northern Star entered into subscription agreements with certain investors (the “PIPE Investors”), pursuant to which such PIPE Investors purchased an aggregate of 20,000,000 shares of Northern Star common stock in a private placement at a price of $10.00 per share for an aggregate commitment of $200.0 million (the “PIPE Transaction”). The closing of the PIPE Transaction took place concurrently with the closing of the Business Combination.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Northern Star has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Transaction.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 was derived from the audited historical consolidated balance sheet of Northern Star as of March 31, 2021 with the audited historical consolidated balance sheet of BARK as of March 31, 2021, giving further effect to the Business Combination and the PIPE Transaction as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2021 combine the historical consolidated statement of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021, and the historical consolidated statement of operations of BARK for the year ended March 31, 2021, giving effect to the Business Combination and the PIPE Transaction as if they had been consummated on April 1, 2020, the beginning of the earliest period presented.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Transaction are based on certain currently available information and certain assumptions and methodologies that Northern Star believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Northern Star believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Northern Star and BARK have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information gives pro forma effect to the redemption of 2,728,989 shares of Northern Star common stock for $27.3 million of the cash held in trust, at a redemption price of $10.00 per share.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 116,970,786 shares of Northern Star common stock issued to BARK’s stockholders, the 29,064,761 shares of Northern Star common stock (after giving effect to the redemption of 2,728,989 shares of Northern Star common stock ), and including the 20,000,000 shares of Northern Star common stock issued in connection with the PIPE Transaction.

As a result of the Business Combination and the PIPE Transaction, including the redemption of 2,728,989 shares of Northern Star common stock, BARK’s stockholders own approximately 70% of the common stock of the combined company, Northern Star public stockholders own approximately 18% of the common stock of the combined company, and investors from the PIPE Transaction own approximately 12% of the common stock of the combined company, based on the number of shares of Northern Star common stock outstanding as of March 31, 2021 (in each case, not giving effect to any shares issuable upon exercise of Northern Star Warrants or Northern Star Options).

These unaudited pro forma condensed combined financial statements and related notes have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical consolidated financial statements of Northern Star as of March 31, 2021 and for the period from July 8, 2020 (inception) through March 31, 2021 and the related notes included elsewhere in this current report on Form 8-K;

•	the historical consolidated audited financial statements of BARK as of and for the year ended March 31, 2021 and the related notes included elsewhere in this current report on Form 8-K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3.	Accounting for the Merger

The Business Combination represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Northern Star will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, BARK stockholders will have a majority of the voting power of the combined company, BARK will comprise all of the ongoing operations of the combined entity, BARK will control a majority of the governing body of the combined company, and BARK’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of BARK issuing shares for the net assets of Northern Star, accompanied by a recapitalization. The net assets of BARK will be stated at historical cost. No goodwill or other intangible assets will be recorded. Operations after the Business Combination will be those of BARK.

4.	Shares of Northern Star Common Stock Issued to BARK Stockholders upon Closing of the Business Combination and the PIPE Transaction

Based on 5,626,909 shares of BARK common stock and 7,752,515 shares of BARK convertible preferred stock outstanding immediately prior to the closing of the Business Combination and the PIPE Transaction, assuming the closing occurred on March 31, 2021, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 8.7426, Northern Star would have issued approximately 116,970,786 shares of Northern Star common stock in the Business Combination, determined as follows:

BARK Common Stock assumed outstanding prior to the closing of the Business Combination and the PIPE Transaction	5,626,909
Assumed Exchange Ratio	8.7426

49,193,678

BARK convertible preferred stock assumed outstanding prior to the closing of the Business Combination and the PIPE Transaction	7,752,515
Assumed Exchange Ratio	8.7426

67,777,108

Estimated shares of Northern Star Common Stock issued to BARK Stockholders upon closing of the Business Combination and the PIPE Transaction	116,970,786

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared to illustrate the effect of the Business Combination and the PIPE Transaction and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 include pro forma adjustments that are (1) directly attributable to the Business Combination, and (2) directly attributable to the PIPE Transaction. Northern Star and BARK did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited consolidated balance sheet of Northern Star as of March 31, 2021.

(B)	Derived from the audited consolidated balance sheet of BARK as of March 31, 2021.

Pro forma transaction accounting:

a)

To reflect the conversion of all outstanding shares of Northern Star’s Class B common stock into Northern Star’s Class A common stock on a one-for-one basis upon the closing of the Business Combination.

b)	To reflect the settlement of $8.9 million of deferred underwriters’ fees incurred during Northern Star’s IPO that are payable upon completion of the Business Combination.

c)	To reflect the payment of Northern Star’s accrued other current liabilities of $0.6 million upon completion of the Business Combination.

d)	To reflect the release of cash from the trust account to the cash and cash equivalents account.

e)

To reflect the reclassification of 17,144,816 shares of common stock subject to redemption of $171.4 million to permanent equity, after giving effect to the redemption of 2,728,989 shares of Northern Star common stock prior to closing.

f)

To reflect the automatic conversion of BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes into shares of BARK common stock and subsequent conversion into Northern Star’s common stock. Upon the conversion, the carrying value of the debt of $5.0 million, including unamortized debt discount of $2.8 million, and the related derivative liability of $4.9 million were derecognized. The Northern Star shares issued in exchange for the debt were recorded at fair value to common stock in the amount of $13 and additional paid in capital in the amount of $11.2 million, with the resulting difference being accounted for as a loss on extinguishment of $1.3 million in earnings (see note 6(c) below).

g)

To reflect the payment of BARK’s total estimated advisory, legal, accounting and auditing fees and other professional fees of $4.5 million that are deemed to be direct and incremental costs of the Business Combination and to accrue $2.1 million of BARK’s additional transaction costs that are not directly attributable to the Business Combination. The payment of $4.5 million of costs directly attributable to the Business Combination have been recorded as a reduction to additional paid-in capital of $2.1 million and accrued and other current liabilities of $2.4 million. The accrual of $2.1 million of additional transaction costs has been recorded as a decrease to accumulated deficit (see note 6(e) below).

h)

To reflect the recapitalization of BARK through the contribution of all outstanding common and preferred stock of BARK to Northern Star and the issuance of 116,970,786 shares of Northern Star common stock and the elimination of the accumulated deficit of Northern Star, the accounting acquiree. As a result of the recapitalization, the carrying value of BARK’s redeemable convertible preferred stock of $60.0 million, common stock of $13, treasury stock of $4.8 million and Northern Star’s accumulated deficit of $29.6 million were derecognized. The Northern Star shares issued in exchange for BARK’s capital were recorded to common stock in the amount of $12 thousand and additional paid in capital in amount of $25.6 million.

i)

To reflect the payment of $16.5 million, of which $12.0 million represents Northern Star’s total estimated advisory, legal, accounting and auditing fees and other professional fees that are deemed to be direct and incremental costs of the Business Combination. In addition, reflects the accrual of $4.5 million of BARK’s additional transaction costs that are not directly attributable to the Business Combination. The payment of $12.0 million of costs directly attributable to the Business Combination have been recorded as a reduction to additional paid-in capital.

j)

To reflect the redemption of 2,728,989 shares of Northern Star common stock prior to the consummation of the Business Combination at a redemption price of approximately $10.00 per share, or $27.3 million in cash.

Pro forma adjustments directly attributable to the PIPE Transaction:

k)

To reflect the issuance of an aggregate of 20,000,000 shares of Northern Star common stock in the PIPE Transaction at a price of $10.00 per share, for an aggregate purchase price of $200.0 million and to record the fee associated with the PIPE Transaction in the amount of $6.0 million.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended March 31, 2021

Northern Star and BARK did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Northern Star’s shares outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination and the PIPE Transaction occurred on April 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

(A)	Derived from the audited consolidated statements of operations of Northern Star for the period from July 8, 2020 (inception) through March 31, 2021.

(B)	Derived from the audited consolidated statements of operations of BARK for the year ended March 31, 2021.

Pro forma adjustments:

a)

To reflect an adjustment to eliminate interest expense, debt issuance cost and amortization of discount on debt upon the automatic conversion of BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as the convertible notes would have been converted to BARK’s common stock and then to Northern Star common stock as if the Business Combination had occurred on April 1, 2020.

b)

To reflect an adjustment to eliminate the impact of the change in the fair value of derivative liability for convertible notes issued by BARK as the derivative liability would have been extinguished upon conversion of BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as if the Business Combination had occurred on April 1, 2020.

c)

To reflect an adjustment to record a loss of $1.3 million on conversion of BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes as if the Business Combination had occurred on April 1, 2020. It should be noted that BARK’s 2019 Convertible Promissory Notes and 2020 Convertible Promissory Notes were issued after April 1, 2020, and therefore, the loss on conversion of $1.3 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of March 31, 2021, which represents the best available information.

d)	To reflect an adjustment to eliminate the interest earned of $32 thousand on marketable securities held in trust account of Northern Star.

e)

To reflect an accrual for additional transaction costs of $6.6 million within selling, general and administrative expense of BARK (see note 5(g) and 5(i) above), which includes $4.5 million of expense related to the cash retention pool expected to be paid to certain BARK employees upon the completion of the Business Combination.

f)

As the Business Combination is being reflected as if it had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes that the shares issuable in connection with the Business Combination and the PIPE Transaction have been outstanding for the entirety of the periods presented. This calculation is retroactively adjusted to eliminate 2,728,989 shares of the outstanding Northern Star common stock, redeemed for cash, for the entire period. Pro forma weighted common shares outstanding—basic and diluted for the year ended March 31, 2021 are calculated as follows:

Year Ended March 31, 2021
Weighted average shares calculation - basic and diluted
Northern Star weighted average public shares outstanding	6,498,571
Northern Star common stock subject to redemption reclassified to equity (net of share redemptions)	17,144,816
Issuance of Northern Star common stock in connection with closing of the PIPE Transaction	20,000,000
Issuance of Northern Star common stock to BARK shareholders in connection with Business Combination	116,970,786

Pro forma weighted average shares outstanding - basic and diluted	160,614,173